                                                                    Exhibit 10.8



                                     LEASE

                                    between

                              ARITAL CORPORATION


                                      and

                               DEVON INDUSTRIES, INC.



                                (Single Tenant)

                                     LEASE
                                     -----



 1. Parties.  This Lease, dated, for reference purposes only, February 29, 1996
    -------
(the "Effective Date"), is made by and between Arita] Corporation, a California corporation (herein called "Lessor") and Devon Industries, Inc., a California corporation (herein called "Lessee").

 2. Premises.  Lessor hereby leases to Lessee and Lessee leases from Lessor for
    --------
the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the City of Chatsworth, County of Los Angeles, State of California, commonly known as 9540 DeSoto Avenue, and more particularly delineated on Exhibit "A" attached hereto and by this reference incorporated herein, together with all right, title and interest of Lessor in any easements and appurtenances thereto. Said real property including the land and all improvements therein, is herein called "the Premises".

 3. Term.
    ----

         3.1 Initial Term. The term of this Lease shall be for five (5) years commencing on the Effective Date and ending on a date which is five (5) years thereafter, unless sooner terminated pursuant to any provision hereof.

         3.2  Option.  Lessee shall have one (1) option (the "Extension Option
              ------
") to extend the term of this Lease for one (1) additional period of five (5) years (the "Option Term"), on the same terms, covenants and conditions as provided for in this Lease during the initial Lease term, except: (i) Lessor shall have no obligations with respect to "Existing Defects" (as that term is defined in Paragraph 6.3(a)); and (ii) the Base Rent shall be determined in accordance with the terms of Paragraph 3.2(a) and 3.2(b); (iii) the last sentence of Paragraph 10.2 shall be inapplicable. The Extension Option may be exercised, if at all, by written notice (an "Extension Notice") delivered by Lessee to Lessor no later than the date (the "Notification Date") which is six
(6) months prior to expiration of the initial Lease term. The Extension Option shall not be deemed to be properly exercised if, as of the Notification Date, Lessee is in material default of any terms, covenants or conditions of the Lease pursuant to the terms of Paragraph 13. 1. Provided Lessee has properly and timely exercised the Extension Option, the initial Lease term shall be extended by the Option Term.

        (a) Option Rent.  During the Option Term, Base Rent shall be equal to
            -----------
the "Fair Market Base Rental Rate" for the Premises as of the date of commencement of the Option Term. The Fair Market Base Rental Rate shall mean the amount per square foot, projected during the Option Term, with appropriate increases in Base Rent during the Option Term, that a willing, comparable, non-equity tenant (excluding sublease and assignment transactions), would pay, and a willing, comparable landlord of a comparable quality industrial building located within a two and one-half mile radius of the Premises measured on a straight line basis ("Comparison Market Area") would accept, at arm's length, for buildings of comparable size, quality, ceiling height, loading capabilities, power capacities, and parking ratios as the Premises, taking into account the age, quality, and layout of the Premises, the fact that Lessor shall have no obligations with respect to "Existing Defects, " and also taking into account items that professional real estate brokers customarily consider, such as rental rates, responsibility for maintenance, insurance and taxes, availability, tenant size and other factors typically considered by the lessors of such similar facilities. The Fair Market Base Rental Rate determination shall account for economic concessions then being offered in the relevant market place in order to accurately create an effective rental figure.

      (b) Determination of Fair Market Base Rental Rate.   The Fair Market Base
          -----------------------------------------------
Rental Rate for the Premises shall be determined as follows: (I) Lessor and Lessee shall each submit to the other their determinations of the Fair Market Base Rental Rate within fifteen (15) days after Lessee's exercise of the Extension Option and if Lessor and Lessee are able to agree on the fair market base rental rate, the Base Rent will be adjusted accordingly; (ii) if Lessor and Lessee cannot agree on the fair market base rental rate within fifteen (15) days following their mutual submissions, Lessor and Lessee shall each have fifteen
(15) additional days to appoint one (1) MAI appraiser currently practicing the profession and who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of industrial properties in the area in which the Premises are located and with whom neither party nor their affiliates have had any relationship during the previous three (3) years; (iii) the determination of the appraisers shall be limited solely to the issue of determining whether Lessor or Lessee submitted the fair market base rental rate which is the closest to the actual Fair Market Base Rental Rate, as determined by such appraisers, taking into account the requirements of this paragraph in determining the fair market base rental rate; (iv) the two appraisers so appointed shall within ten (10) days of the date of the appointment of the last appointed appraiser agree upon an appointment of a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers; (v) if the two appraisers fail to agree upon a third appraiser within such ten (10) day period, or if both parties fail to appoint an appraiser, the Lessor and Lessee shall, at their joint expense, petition the Superior Court of Los Angeles to designate the third appraiser; (vi) the three
(3) appraisers shall within ten (10) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Lessor's or Lessee's submitted fair market base rental rate and shall notify Lessor and Lessee thereof and the Base Rental will thereupon be adjusted as provided hereinabove; (vii) the decision of the majority of the three (3) appraisers shall be binding upon Lessor and Lessee; (viii) if either Lessor or Lessee fails to timely appoint an appraiser, then the matter shall be decided solely by the appraiser so appointed; and (ix) until the new rental has been determined Lessee shall continue to pay the rental previously in effect, subject to reconciliation when the new rental has been determined. Cost of the appraisers shall be borne equally by Lessor and Lessee.

 4. Rent.
    ----

     4.1 Base Rent. Subject to adjustment per Paragraph 4.2, Lessee shall pay to Lessor as base rent for the Premises, monthly payments of $45,234.00 ("Base Rent"), in advance, on the first day of each month of the term hereof. Lessee shall pay Lessor upon the execution hereof $45,234.00 as Base Rent for the first full calendar month of the term of this Lease. Base Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Base Rent shall be payable in LAWFUL money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing, without any offset or deduction, except as expressly provided in this Lease.

      4.2  Adjustments to Base Rent.
           ------------------------

 On the first day of the thirty-first (31st) month of the term of this Lease, the monthly Base Rent payable under Paragraph 4.1 of the Lease shall be adjusted to an amount which is one hundred five percent (I 05 %) of the monthly Base, Rent payable under Paragraph 4.1.

 5.   Security Deposit
      ----------------

 The parties herein acknowledge that Lessee was the tenant of the Premises pursuant to a Standard Industrial Lease-Net dated January 6, 1995 (the "Former Lease") between Lessee and the Dan S. Sandel] 1989 Trust (the "Prior Landlord") dated February 8, 1989 which has been terminated and superseded by this Lease. Pursuant to the terms of the Former Lease, Lessee deposited with the Prior Landlord a security deposit, for which Lessee has received a cash payment in full satisfaction of the Prior Landlord's obligation with respect thereto.
Prior Landlord has delivered to Lessor funds in the amount of $45,234 (the "Security Deposit") for the account and benefit of Lessee, which Lessor shall hold as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease after the expiration of the applicable cure period provided in this Lease, Lessor may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of the Security Deposit, Lessee shall within ten (10) days after written demand therefore and deposit cash with Lessor in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated and Lessee's failure to do so shall be material breach of this Lease. Lessor shall not be required to keep the Security Deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to the Security Deposit.

 6. Use.
    ---

    6.1 Use.  The Premises shall be used and occupied only for the manufacture,
        ---
assembly and sales of medical products and products incidental or related thereto and related office and warehouse usage and for no other purpose without Lessor's prior written consent, which shall not be unreasonably withheld.



      6.2 Compliance with Law.
          -------------------

            (a) Lessee's Obligations.  Lessee shall, at Lessee's expense,
                --------------------
comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements in effect during the term or any part of the term hereof (collectively, "Laws"), regulating: (a) the use of the Premises by Lessee or its assignees, sublessees, agents, employees, contractors, licensees or invitees and (b) the conduct and operation of Lessee's business at the Premises, including, without limitation, compliance with Hazardous Materials Laws, the Americans With Disabilities Act ("ADA") and similar handicap or " path-of-travel " laws or ordinances, without regard to whether the costs to comply with same are capital or noncapital or are customarily paid by or imposed upon owners or lessees. Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one lessee in the building containing the Premises, shall tend to disturb such other lessees. Lessee's obligation to comply with Laws as provided in this Paragraph 6.2 shall not impose upon Lessee the obligation to (i) perform obligations which are expressly made the obligations of Lessor under this Lease; (ii) comply with Laws requiring changes to the structural elements of the Premises not required by Lessee's specific manner of use of the Premises; or (iii) comply with Hazardous Materials Laws (except to the extent that such compliance is required under Paragraph 40).

            (b) Lessor's Obligations.  Lessor shall, at Lessor's expense,
                --------------------
comply promptly with all applicable Laws which require changes to the structural elements or roof of the improvements located on the Premises, excluding changes required due to (a) the specific manner of use of the Premises by Lessee, or (b) the acts of Lessee or its assignees, sublessees, agents, employees, contractors, licensees or invitees.

      6.3  Condition of Premises.
           ---------------------

        (a) Lessor shall be responsible, at Lessor's expense, for correcting any Existing Defects in the Premises. For purposes of this Paragraph 6.3(a), an "Existing Defect" shall mean (i) a structural element of the improvements located on the Premises (including, without limitation, the exterior shell, roof and slab) which is not in sound and good condition as of the Effective Date;
(ii) a roof(s) of the improvements on the Premises, if the same is not water-tight as of the Effective Date; (iii) an electrical or plumbing system on the Premises which system is not in good working order as of the Effective Date; or
(iv) any element of the Premises which is not in compliance with Laws as of the same are enforced as of the Effective Date. An "Existing Defect" shall not include (x) damage or destruction of the Premises due to a casualty occurring after the Effective Date or due to the conduct of Lessee or its agents, employees, contractors, licensees or invitees; or (y) any matter of which Lessee does not give Lessor written notice within one hundred eighty (I 80) days following Lessee's discovery thereof.

        (b) Subject to the terms of Paragraphs 6.2(b), 6.3(a) and 40, Lessee hereby accepts the Premises in their "AS-IS" condition existing as of the Effective Date, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises (including, without limitation, the ADA and Hazardous Materials Laws), and any covenants or restrictions or easements of record, and accepts this Lease subject thereto and to all matters disclosed thereby and in the preliminary title report of First American Title Company of Los Angeles dated February 20, 1996, order no. 9601441-8 (the "Preliminary Title Report"). Except as expressly set forth in this Lease, Lessee acknowledges that Lessor has not made any representation or warranty as to the condition of the Premises, the compliance of the Premises with applicable law, or the present or future suitability )f the Premises for the conduct of Lessee's business. Lessee acknowledges that Lessee has had ample opportunity to fully investigate the Premises, and is not relying on any representation or warranty of Lessor, express or implied, with respect thereto except as expressly set forth in this Lease.

         6.4  Title to the Premises.
              ---------------------

Lessor represents and warrants that there are no mortgages or deeds of trust encumbering the Premises as of the Effective Date.



7.   Maintenance, Repairs and Alterations.
     ------------------------------------

    7.1  Lessee's Obligations.
         --------------------

          (a) Subject to Lessor's obligations under Paragraphs 6.2(b), 6.3(a), 7.3, 9 and 40, Lessee shall keep in good order, condition and repair the non-structural elements of the Premises and every part thereof, (whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all exposed plumbing, heating and air conditioning, ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior and nonstructural elements of exterior), ceilings, floors, windows, doors, plate glass and skylights located within the Premises, and all driveways, parking lots and striping thereon, landscaping, exterior lighting, fences and signs located on the Premises and sidewalks and parkways adjacent to the Premises. If the cost of repairing an element of the Premises is covered by a warranty obtained by Lessor from a third party contractor, subcontractor, consultant or material supplier in connection with construction work performed on the Premises prior to the Effective Date, Lessor shall make available such warranty to Lessee and shall assign to Lessee Lessor's rights thereunder, provided that Lessee shall not take any action which shall invalidate any such warranty or derogate from Lessor's remedies or recourse thereunder.

          (b) Lessee shall maintain the Premises as provided in Paragraph 7. I
(a) and in accordance with the requirements of all Laws and any covenants or restrictions as may from time to time be applicable to Lessee's specific manner of use of the Premises and the conduct and operation of Lessee's business. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices and any damage or deterioration shall not be deemed "ordinary wear and tear" if the same could have been prevented by good maintenance practice. Lessee's obligations shall include restorations, replacements or renewals when determined not to be due to ordinary wear and tear or when made necessary due to failure to perform proper maintenance.

          (c) If the term of this Lease, as the same may be extended or renewed, exceeds five (5) years, Lessor shall have the right to require Lessee to repaint the exterior of THE improvements. but not more often than once every five (5) years, as reasonably necessary.

          (d) Lessee's obligations under this Paragraph 7.1 shall not apply to replacement, repair or restoration of items which are Lessor's obligation to replace, repair or restore pursuant to the terms of Paragraph 6.3(a) (relating to Existing Defects) Paragraph 7.3(a) relating to structural repairs and certain replacements) Paragraph 9 (relating to destruction of the Premises) or Paragraph 14 (relating to condemnation of the Premises).

          7.2  Surrender.  On the last day of the term hereof, or on any sooner
               -----------
termination, Lessee shall surrender the Premises to Lessor in the same condition as when received, except for ordinary wear and tear and except as provided in Paragraph 7. l(d), reasonably clean and free of debris. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, upon termination of this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, mechanical systems, lighting fixtures, plumbing and fencing on the Premises in the same condition as when received (on the later of the Effective Date or Lessor's completion of any corrective work required under Paragraph 6.3(a)), and Lessee shall upon demand pay to Lessor that portion of the cost to restore such items to such condition.

          7.3  Lessor's Obligations.
               --------------------

 (a) Subject to Paragraphs 9 and 40: (i) Lessor shall maintain the structural roof, foundation, and the structural elements of the exterior walls of the improvements on the Premises in good repair and condition; and (ii) Lessor shall also be responsible for replacement and major refurbishments of the building systems (excluding heating, ventilating and air conditioning equipment and related ductwork), unexposed plumbing lines, exterior lighting systems, parking lot asphalt, landscaping and hardscaping (exclusive of signs identifying Lessee or items installed by Lessee following the Effective Date) on the Premises (unless such replacement or refurbishment is necessary due to Lessee's failure to perform proper maintenance of such items). Provided, however, to the extent repairs, replacement or refurbishment to such items are required as a result of damage (except for an "Insured Loss, " as that term is defined in Paragraph 9. I
(c)) caused by the acts of Lessee or its employees, agents, contractors, invitees or sublessees, such repairs, plus an administration fee of ten percent (10%) shall be made by Lessor at the sole cost and expense of Lessee.

        (b) Except for the obligations of Lessor under Paragraph 6.3(a) (relating to Existing Defects) Paragraph 7.3(a) (relating to structural repairs and certain replacements), Paragraph 9 (relating to destruction of the Premises) and Paragraph 14 (relating to condemnation of the Premises), it is intended by the parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises nor the building located thereon nor the equipment therein, all of which obligations are intended to be that of the Lessee under Paragraph 7. 1 hereof. Lessee expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.

        (c) If Lessor fails to perform an obligation under Paragraph 7.3(a) and is in default of such obligation after notice as provided in Paragraph 13.3, then Lessee may proceed to perform Lessor's obligation upon delivery of an additional ten (10) business days notice to Lessor specifying that Lessee is performing Lessor's obligation, and if such action was required to be performed by Lessor, then Lessee shall be entitled to prompt reimbursement by Lessor of Lessee's reasonable costs and expenses in taking such action plus interest at the Interest Rate. In the event Lessee performs such obligations, and such work will affect the systems or structural integrity or exterior appearance of the improvements on the Premises, Lessee shall use only those contractors used by Lessor for such work unless such contractors are unwilling or unable to perform such work, in which event Lessee may utilize the services of any other qualified contractor which normally and regularly performs similar work at comparable properties. Further, if Lessor does not deliver a detailed written objection to Lessee within thirty (30) days after receipt of an invoice by Lessee of its costs of taking action which Lessee claims should have been taken by Lessor, and if such invoice from Lessee sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Lessor, then Lessee shall be entitled to deduct from rent payable by Lessee under this Lease the amount set forth in such invoice together with interest at the Interest Rate. If, however, Lessor delivers to Lessee within thirty (30) days after receipt of Lessee's invoice a written objection to the payment of such invoice, setting forth with reasonable particularity Lessor's reasons for its claim that such obligations did not have to be performed by Lessor pursuant to the terms of this Lease or that the charges are excessive (in which case Lessor shall pay the amount it contends would not have been excessive), then Lessee shall not be entitled to such deduction from rent, but as Lessee's sole remedy (except as set forth in Paragraph (k)), Lessee may proceed to institute legal proceedings against Lessor to collect the amount set forth in the subject invoice. In the event Lessee prevails in such legal proceedings and receives judgment against Lessor, then Lessor shall pay such judgment to Lessee within thirty (30)days of such judgment being entered. If such judgment is not so paid, then Lessee shall be entitled ,o deduct from rent payable by Lessee under this Lease the amount of such judgment together ,with interest thereon at the Interest Rate from the date Lessee advanced the funds until the date )f such deduction.

      7.4   Alterations and Additions.
            -------------------------

        (a) Lessee shall not, without Lessor's prior written consent make any alterations, improvements, additions, or Utility Installations in, on or about the Premises, except for interior nonstructural alterations not exceeding $500,000 in cumulative costs or $100,000 with respect to any alteration or related alterations during the term of this Lease. In any event, whether or not in excess of $500,000 in cumulative costs, Lessee shall make no change or alteration to the exterior of the building(s) on the Premises without Lessor's prior written consent except as provided in Paragraph 30. As used in Paragraph 7.5, the term "Utility Installation" shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning and plumbing. Lessor may require that Lessee remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Premises to their prior condition provided that, prior to making an alteration, improvement, addition or Utility Installation, Lessee may request that Lessor identify which such items Lessor will require Lessee to remove at the expiration or earlier termination of the Lease; if Lessee makes such a request, Lessor shall provide such identification prior to Lessee's commencement of the installation of the applicable item (and if in response to Lessee's written request, Lessor fails provide such identification with respect to any item, Lessee shall have no obligation to remove such item). In no event shall Lessee be obligated to remove any of the improvements existing in the Premises as of the Effective Date. In the event that Devon Industries, Inc. or a corporation controlling or under common control therewith is no longer the Lessee hereunder due to an assignment of the Lease, Lessor may require the then Lessee to provide Lessor, at such Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work.

        (b) Any alterations, improvements, additions, or Utility Installations made by Lessee during the term of this Lease shall be done in a good and workmanlike manner and of good and sufficient materials, and Lessee shall, within thirty (30) days after completion of such alteration, improvements, additions or Utility Installation, provide Lessor with as-built plans and specifications for same. Notwithstanding anything contained in this Lease to the contrary, Paragraph 7.5(d) (1) (iii) shall apply to nonstructural alterations, improvements, additions or Utility Installations (other than racking, shelving and temporary partitions).

        (c) Any alterations, improvements, additions or Utility Installations in, or about the Premises that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be conditioned upon satisfaction of all of the requirements set forth in Paragraph 7.5(d), below.

        (d) For any additions, alterations, improvements, or Utility Installations requiring Lessor's prior written consent:

             (1) Lessee shall:

                       (I) Request Lessor's approval in writing at least fifteen
                           (15) days prior to proposed construction.

          (ii) Employ a licensed architect, contractor and (if required under applicable law or reasonably necessary in view of the nature of the work being performed) a structural engineer in connection with the proposed construction.

          (iii) Be fully responsible for the acts of Lessee's consultants, employees, contractors, subcontractors, invitees and agents, and cause them to fully comply with any applicable terms of this Lease and documents referred to in this Lease and all applicable laws, rules and regulations.

          (iv) Enter into written agreements with an architect and general contractor on standard American Institute of Architects (AIA) form or reasonable equivalent for the contract itself as well as payment schedules, change order, etc. Copies of executed agreements will be forwarded to Lessor within FIVE (5) days of execution.

          (v) Cause to be obtained an applicable building permit for any and construction and modifications, and construct the additions and alterations and perform the construction work in accordance with all applicable laws, including without limitation the ADA and Hazardous Materials Laws.

          (2)   Lessee's architect shall:

          (I) Be licensed by the State of California (unless Lessee's plans have been signed by a structural engineer licensed by the State of California).

          (ii) Secure Lessor's written approval before submitting plans to the general contractor for bidding or to governmental agencies for approval.

          (iii) Secure Lessor's written approval of any changes or alternates to the plans recommended by the general contractor or required bygovernmental agencies.

          (iv) Submit a copy of the final application for permit and issued permit to Lessor.

          (v) Submit final plans for Lessor's written approval prior to construction.

          (vi) Be available for final inspection with Lessor at job completion.

          (vii) Secure Lessor's written approval of details of any material changes in specifications or finishes during construction.

          (viii)  Provide specifications as required by Lessor.

          (ix) Sign off on the as-built drawings as the Architect's certification that the improvements have, in fact, been built as per the Architect's design.

                (3) Lessee's general contractor and/or subcontractors shall:

                    (I)  Be licensed by the State of California.

                    (ii) Have substantial experience providing similar quality and quantity of improvements. Work history shall be provided to Lessor prior to being awarded contract.

                    (iii) Have a bonding capacity equal to or exceeding the valuation of the job. Lessor may require the job to be bonded, if the job involves a substantial alteration to the structural elements or building systems of the improvements on the Premises or if there is another reasonable basis for the requirement under the circumstances.

                    (iv) Maintain a full force and effect, throughout the duration of its performance under the contract with Lessee, a Worker's Compensation insurance policy and a Commercial General Liability insurance policy issued by an insurer satisfactory to Lessor with liability coverage of not less than $1,000,000.00 for personal injury and $500,000.00 to cover property damage. The Commercial General Liability insurance policy shall include assumption of contractual liability. Certificates of insurance containing a thirty (30) day cancellation clause shall be furnished to Lessor prior to commencement of performance under the construction of contract naming Lessor and its property manager, if applicable, as additional insureds.

                    (v) Provide a construction schedule to Lessor prior to commencement of work and weekly written progress reports.

                    (vi) Warrant the Contractor's work and that of the Contractor's subcontractors, for a minimum of one (1) year.

                    (vii) Provide Lessor with as-built drawings of all improvements.

      (e) All requests to be submitted to Lessor shall be submitted through Lessor's managing agent. If Lessor shall give its consent, the consent shall be deemed conditioned upon the compliance by Lessee in a prompt and expeditious manner of all conditions of all permits obtained pursuant to Paragraph 7.5(d), above.

     (f) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. If Lessee does not provide a bond satisfactory to Lessor, Lessee shall pay Lessor's reasonable attorneys fees and costs in participating in such action if Lessor shall decide it is in its best interest to do so.

          (g) If Lessor imposed such requirement pursuant to the terms of Paragraph 7.5(a), Lessee shall remove any or all alterations, improvements, additions or Utility Installations by the expiration or earlier termination of this Lease, notwithstanding their installation may have been consented to by Lessor. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, Lessor may require that Lessee remove any or all of the same.

          (h) Unless Lessor requires their removal, as set forth in Paragraph 7.5(a), all alterations, improvements, additions and Utility Installations (except as provided in this Paragraph 7.5(h) below), which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Paragraph 7.5(h), Lessee's machinery, equipment and other personal property shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2.

8.   Insurance, Indemnity.
     --------------------

          (a) Lessee hereby agrees to indemnify, defend and hold harmless Lessor, its successors, assigns, subsidiaries, directors, officers, agents and employees ("Lessor Parties") from and against any and all damage, loss, liability or expense including, but not limited to, attorney's fees and legal costs suffered by same directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death resulting anytime therefrom, and property damage sustained by such person or persons which arises out of, is occasioned by or attributable to the use or occupancy of the Premises by Lessee or any Lessee Parties or other areas in any larger or adjacent property owned by Lessor, the acts or omission of the Lessee or any Lessee Parties (as that term is defined below) brought onto the Premises by Lessee, or any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this lease, except to the extent caused by the negligence or willful misconduct of Lessor or any Lessor Parties or the breach by Lessor of any of its obligations under this Lease, except to the extent that Lessee has assumed obligations under this Lease. If any action or proceeding is brought against Lessor or any Lessor Parties by reason of any such claim, Lessee, upon notice from Lessor, shall defend same at Lessee's expense by counsel satisfactory to Lessor. The foregoing indemnity shall not apply to matters for which Lessor indemnifies Lessee pursuant to The terms of this Lease, or to matters covered by the waiver of subrogation set forth in Paragraph 8(g).

Except to the extent required to be insured pursuant to insurance required to be maintained by Lessee under the Lease (in which case Lessee shall assume full responsibility therefor) and subject to the last sentence of Paragraph 13.3 of this Lease, Lessor shall indemnify, protect, defend and hold Lessee and its successors, assigns, subsidiaries, directors, officers, agents and employees, licensees, invitees or permitees ("Lessee Parties") harmless from any liability, damages, costs, expenses, causes of action, claims or judgments, including reasonable attorneys' fees and court costs, arising from any act or omission of Lessor (or any Lessor Parties) (but only to the extent of such act or omission), in the performance of its obligations under the Lease when not the result of the act, omission or willful misconduct of Lessee or any Lessee Parties or the breach by Lessee of any of its obligations under this Lease, except to the extent that Lessor has assumed obligations under this Lease. The foregoing indemnity shall not apply to matters for which Lessee indemnities Lessor pursuant to the terms of this Lease or to matters covered by the waiver of subrogation set forth in Paragraph 8(g).

        (b) Lessee hereby agrees to maintain in full force and effect at all times during the TERM of this Lease, at Lessee's own expense, for the protection of Lessee, Lessor and Lessor's property manager, as their interest may appear, policies of insurance issued by a responsible carrier or carriers approved by Lessor which afford the coverages described in Paragraphs 8(b) (i) - 8(b) (iii).

                    (i)  Worker's Compensation     Statutory

                         Employer's Liability      Not less than
                                                   $100,000.00

                         Commercial General        Not less than
                         Liability (Occurrence     $2,000,000.00 per
                         Form)                     occurrence,
                                                   $4,000,000
                                                   product and
                                                   completed
                                                   operations
                                                   aggregate, and
                                                   $4,000,000
                                                   general aggregate

Lessee's liability insurance policy shall expressly cover the obligation of Lessee to indemnify Lessor pursuant to the terms of this Lease. The limits of insurance in this Paragraph 8(b)(i) shall not however, limit the liability of Lessee hereunder.

                (ii) All risk property insurance to cover personal property, fixtures and equipment in, on or about the Premises in an amount of at least one hundred percent (100%) of their full replacement value. The proceeds from any such policy shall be used by Lessee for the replacement of personal property unless Lessee is obligated to surrender such items under Paragraph 7.5(h) and this Lease is terminated as a result of damage or destruction of the buildings on the Premises, in which event Lessee shall deliver the proceeds to Lessor upon the termination of this Lease. Lessee may elect to self insure Lessee's personal property, fixtures and equipment provided that the waiver set forth in Paragraph 8(g) shall apply with respect to such items to the same extent it would apply if Lessee had maintained insurance with full waiver of subrogation.

          (c) Lessee may elect to have reasonable deductibles in connection with the insurance specified in Paragraph 8(b), and Lessee shall be liable for such deductible amount. Lessee may, at its option, bring its obligations to maintain insurance under Paragraph 8(b) within the coverage of any so-called blanket policy or policies of insurance which it may now or hereafter carry, by appropriate amendment, rider, endorsement or otherwise, provided that the interests of Lessor shall thereby be as fully protected as they would otherwise be (and provided further that the amount of insurance proceeds available shall not be reduced from the amount otherwise available) if blanket coverage were not permitted.

          (d) Lessee shall deliver to Lessor prior to the Effective Date, and thereafter at least thirty (30) days prior to expiration of such policy, certificates of insurance evidencing the above coverage with limits not less than those specified above. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least A-VIII as set forth in the most current issue of "Best's Insurance Guide". Such Certificates with respect to Lessee's liability insurance policy, shall name Lessor, its property manager and such of the Lessor Parties as Lessor shall require as additional insureds and shall expressly provide that the interest of same herein shall not be affected by a breach by Lessee of any insurance policy provision for which such Certificates evidence coverage. Further, all Certificates shall expressly provide that no less than thirty (30) days' prior written notice (if available, and no less than ten (10) days' prior written notice in any event) shall be given to Lessor in the event of material alteration to or cancellation of the coverage evidenced by such Certificates.

        (e) Upon demand, Lessee shall provide Lessor, at Lessee's expense, with such increased amount of existing insurance and such other insurance coverage in such limits as Lessor may require consistent with properties comparable to the Premises to afford Lessor adequate protection.

        (f) Lessor makes no representation that the limits of liability specified to be carried by Lessee under the term of this Lease are adequate to protect Lessee against Lessee's undertaking under this Paragraph 8 and in the event Lessee believes that any such insurance coverage called for under this Lease is insufficient, Lessee shall provide, at its own expense, such additional insurance as Lessee deems adequate.

        (g) Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all rights of recovery, claims, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the building of which the Premises are a part, personal property (building contents) within the building on the Premises, any furniture, equipment, machinery, goods or supplies not covered by this Lease which Lessee may bring or obtain upon the Premises or any additional improvements which Lessee may construct on the Premises, by reason of fire, the elements or any other cause to the extent insured against under the terms of all risk property insurance policies obtained by Lessor or Lessee under this Lease (or which would have been insured against had Lessor or Lessee obtained such insurance as required under this Lease), regardless of cause or origin, including negligence of Lessor or Lessee and their agents, officers and employees. Because this Paragraph will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person) each party to this Lease agrees to promptly give to each insurance company, written notice of the terms of the mutual waivers contained in this Paragraph, and to have the insurance policies properly endorsed if necessary to prevent the invalidation of the insurance coverage's by reason of the mutual waivers contained in this Paragraph.

      (h) Lessor hereby agrees to maintain in full force and effect at all times during the term of this Lease, policies of insurance issued by a responsible carrier or carriers which afford the coverage's described in Paragraphs 8(h)(I)-
(iii). Lessor may, at its option, bring its obligations to maintain insurance under Paragraph 8(h) within the coverage of any so-called blanket policy or policies of insurance which it may now or hereafter carry, by appropriate amendment, rider, endorsement or otherwise, provided that the interests of Lessee shall thereby be as fully protected as they would otherwise be (and provided further that the amount of insurance available shall not be reduced from the amount otherwise available) if blanket coverage were not permitted.

                (i) All risk property insurance, with earthquake (at Lessor's option), flood, and agreed amount endorsements, in an amount of at least one hundred percent (100%) of the full replacement value of all improvements on the Premises. If Lessee shall make any alterations, Utility Installations or improvements after the Effective date, upon request of Lessee, Lessor shall arrange for coverage of such items under Lessor's "all-risk" policy with respect to al perils except earthquake. The proceeds from any such policy shall be used by Lessor for the restoration of any such improvements in the event of damage thereto. Lessor may elect to have reasonable deductibles in connection with such insurance, and Lessor shall be liable for such deductible amount.

                (ii) Rent insurance covering those risks referred to in Paragraph 8(h)(i) in an amount equal to all rent that is payable under Paragraph 4 of this Lease (Base Rent and any additional rents payable under this Lease including tax and insurance costs) for a period of at least twelve (12) months commencing with the date of loss.

                (iii) commercial general liability insurance in an amount equal to $2,000,000 per occurrence and $4,000,000 general aggregate, and such other insurance as may be required by Lessor's lender. Lessor's liability insurance policy shall expressly cover the obligation of Lessor to indemnify Lessee pursuant to the terms of this Lease.

                (iv) Lessor shall deliver to Lessee prior to the Effective Date, and thereafter at least thirty (30) days prior to expiration of such policy, certificates of insurance evidencing the above coverage with limits not less than those specified above. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least A-VIII as set forth in the most current issue of "Best's Insurance Guide". Such Certificates with respect to Lessor's liability insurance policy shall name Lessee and such of the Lessee Parties as Lessee shall require as additional insureds and shall expressly provide that the interest of same herein shall not be affected by a breach by Lessor of any insurance policy provision for which such Certificates evidence coverage. Further, all Certificates shall expressly provide that no less than thirty (30) days' prior written notice (if available, and no less than ten (10) days' prior written notice in any event) shall be given to Lessee in the event of material alteration to or cancellation of the coverage evidenced by such Certificates.

          (I) Reimbursement for Lessor's insurance shall be as provided in this Paragraph 8(I).

                (i) Lessee shall pay to Lessor during the term hereof, additional rent in the amount of any premiums for the insurance required under Paragraphs 8(h)(i)-(ii). If Lessor elects to obtain earthquake insurance or hazardous materials insurance, the cost of the endorsement therefor (or the portion, if any, of the premium for Lessor's all-risk policy which is attributable to the addition of coverage against earthquake as a named peril or hazardous materials contamination) shall be borne by Lessor and shall not be reimbursed by Lessee. If Lessor elects to otherwise increase the coverage of its insurance required under Paragraphs 8(h)(i)-(ii) beyond the requirements of such Paragraph, Lessee shall only be obligated to reimburse

Lessor for the cost attributable to such increased cost which is customarily reimbursed by lessees of comparable properties to the Premises in the market area in which the Premises are located.

          (ii) Lessee shall pay such premiums to Lessor within thirty (30) days after receipt by Lessee of a copy of the premiums statement or other satisfactory evidence of the amount due. If the insurance policies maintained hereunder cover other improvements in addition to the Premises, Lessor shall also deliver to Lessee a statement of the amount of such premiums attributable to the Premises and showing in reasonable detail the manner in which such amount was computed. If the term of this Lease shall not expire concurrently with the expiration of the period covered by such insurance, Lessee's liability for premiums shall be prorated on an annual basis.

          (iii) All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only

        (j) Except as provided in Paragraph 8(a) above and 8(1) below, (I) Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from FIRE, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, FIRE sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not, and (ii) Lessor shall not be liable for any damages arising from any act or neglect of any other lessee or the failure by Lessor to enforce the provisions of any other lease of any larger or adjacent property owned by Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

        (k) In addition to any other remedies expressly provided in this Lease, in the event that Lessee's use or enjoyment of the Premises or the accessibility of the Premises or the parking areas (collectively "Lessee's Lease Rights") is materially impaired for five (5) consecutive days or FIFTEEN (15) collective days in any calendar year (the "Eligibility Period") as a result of
(i) any of Lessor's actions or failure to act where obligated under this Lease to do so, (ii) unavailability or interruption of utilities, (iii) a taking (whether permanent or temporary) of the Premises, (iv) an Existing Defect of which Lessee has given Lessor written notice and which Lessor has failed to correct, or (v) the presence of Hazardous Materials on the Premises not introduced by Lessee, then Lessee's rent and all other payments shall be abated or reduced as the case may be, from the commencement of the Eligibility Period to the extent of the impairment. If Lessee's Lease Rights are materially impaired, and Lessee does not use the Premises, for one hundred eighty (180) consecutive days as a result of any abatement event described in (i) - (v) above, Lessee may elect to terminate this Lease and in the event of such election Lessee shall be limited exclusively to its remedies under this Paragraph 8(k) (this termination right shall be unavailable to Lessee if a reputable financial institution which encumbers the Premises following the Effective Date requires its elimination as a condition to making a loan to Lessor encumbered by the Premises).

9.   Damage or Destruction.
     ---------------------

     9.1 Definitions.
         -----------

          (a) "Premises Partial Damage" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is less than 75 % of the then replacement cost of the Premises. "Premises Partial Damage" shall herein mean damage or destruction to the building of which the Premises are a part (inclusive of all improvements comprising a part of such building) to the extent that the cost of repair is less than 75 % of the then replacement cost of such building as a whole inclusive of all improvements comprising a part of such building.

          (b) "Premises Total Destruction" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is 75 % or more of the then replacement cost of the Premises. "Premises Total Destruction" shall herein mean damage or destruction to the building of which the Premises are a part (inclusive of all improvements comprising a part of such building) to the extent that the cost of repair is 75 % or more of the then replacement cost of such building (inclusive of all improvements comprising a part of such building) as a whole.

          (c) "Insured Loss" shall herein mean damage or destruction which was caused by an event required to be covered (exclusive of deductible amounts) by the insurance described in Paragraph 8(h)(i).

 9.2  Partial Damage -- Insured Loss.   Subject to the provisions of Paragraphs
      -------------------------------
9.4, 9.5 and 9.6, if any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's personal property or equipment unless Lessee is obligated to surrender such items pursuant to Paragraph 7.5(h) hereof and not Lessee's improvements, alternations or Utility Installations unless Lessee has notified Lessor to insure such items and Lessee provides Lessor with plans and specifications pursuant to which Lessor shall perform the repair) as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the above, if the insurance proceeds received by Lessor are not sufficient to effect such repair (exclusive of deductible amounts or insufficiency of proceeds resulting from Lessor's failure to maintain the insurance required under Paragraph 8(h)(i), for which Lessor shall be responsible), Lessor shall give notice to Lessee of the amount required n addition to the insurance proceeds to effect such repair. Lessee may, at its option, elect to contribute the required amount to Lessor within days after Lessee has received notice from Lessor of the shortage in the insurance. When Lessee shall contribute such amount to Lessor, Lessor shall make such repairs as soon as reasonably possible and this Lease shall continue in full force and effect. Lessee shall in no event have any right to reimbursement for any such amounts so contributed. If Lessee shall not elect to contribute the required amount, Lessor may IT Lessor's option either (i) repair such damage at Lessor's expense or (ii) give written notice to Lessee of Lessor's election to cancel and terminate this Lease as of the date of the occurrence )f the damage. Lessor's failure to exercise make such election within thirty (30) days following the expiration of Lessee's thirty (30) day period to contribute the required amount shall be deemed an election by Lessor of option
(ii).

      9.3   Partial Damage -- Uninsured Loss.  Subject to the provisions of
            ---------------------------
Paragraphs 9.4, 9.5 and 9.6, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage, Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense as provided in Paragraph 9.2, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease, as of the date of the occurrence of such damage. In the event Lessor elects to give such notice of Lessor's intention to cancel and terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to provide the shortfall in insurance proceeds to Lessor as provided in Paragraph 9.2 (with Lessor providing the deductible amount and any insufficiency of proceeds resulting from Lessor's failure to maintain the insurance required under Paragraph 8(h)(i)), in which event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible. If Lessee does not provide the shortfall in insurance proceeds within such 10-day period this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

      9.4  Total Destruction.  If at any time during the term of this Lease
                 -----------
there is damage, whether or not an Insured Loss, (including destruction required by any authorized public authority), which falls into the classification of Premises Total Destruction or Premises Building Total Destruction, this Lease shall terminate at the election of either party given by written notice within sixty (60) days following the date of such total destruction, which termination shall be effective as of the date of such total destruction. If neither party elects to terminate this Lease pursuant to the terms of this Paragraph 9.4, the repair of the Premises, responsibility for the cost of repair, and additional termination of the Lease shall be governed by the terms of Paragraph 9.2 or 9.3 above, as applicable.

      9.5  Damage Near End of Term.  If at any time during the last six months
           -----------------------
of the of the term of this Lease there is damage, whether or not an Insured Loss, which falls within the classification of the Premises Partial Damage, either Lessor or Lessee may at its election to do so within 30 days after the date of occurrence of such damage.

      9.6 Abatement of Rent.  In the event of damage described in Paragraphs
          -----------------
 9.2, 9.3, 9.4 or 9.5, the rent payable hereunder for the period during which such damage, repair or RESTORATION CONTINUES SHALL be abated. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

      9.7 Termination -- Advance Payments. In the event Lessor is obligated to
          -------------------------------
 repair the Premises following damage or destruction but has not substantially completed the repairs within one hundred eighty (180) days following the date of the damage (subject to extension for delays caused by Lessee or any Lessee Parties), then at any time after the expiration of such one hundred eighty (180) day period Lessee may deliver written notice to Lessor and its lender of record of its intent to terminate, and should Lessor fail to substantially complete such repair work within sixty (60) days after receipt of such written intent notice (subject to extension for delays caused by Lessee or any Lessee Parties and subject to further extension (the "Certified Completion Period") for not more than @ (30) days if Lessor delivers, within FIVE (5) business days after Lessor's receipt of Lessee's termination notice, a certificate of Lessor's contractor responsible for repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within the Certified Completion Period.), Lessee shall have the right, as its sole and exclusive remedy for such delay, to terminate the Lease upon the delivery of written notice to Lessor and its lender of record. Upon termination of this Lease pursuant to Paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor. The time periods for Lessor's performance under this Paragraph 9.7 shall not be subject to extension pursuant to Paragraph 43.

      9.8 Waiver. Lessor and Lessee waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

      9.9  Lessee to Vacate Upon Termination.  In the event the Lease shall be
           ---------------------------------
terminated pursuant to the terms of Paragraph 9:

      (a) Lessee shall have ninety (90) days following the date of the damage to vacate the Premises, subject to applicable Laws; and

      (b) the Lease shall remain in effect and Lessor and Lessee shall each perform all of their respective obligations under the Lease during Lessee's period of occupancy, subject to Paragraph 9.6 and except to the extent made impracticable due to the damage or destruction.

 10. Real Property Taxes.
     -------------------

        10.1 Payment of Taxes.  Lessee shall pay the real property tax, as
             ----------------
defined in Paragraph 10.2, applicable to the Premises during the term of this Lease. All such payments shall be made prior to the delinquency date of such payment or the date which is ten (10) days after Lessee receives the tax bills, whichever is later. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. Lessor shall promptly provide Lessee with tax bills following Lessor's receipt thereof. If any such taxes paid by Lessee shall cover any period of time prior to or after the expiration of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during the term of this Lease, and Lessor shall be responsible for all such taxes applicable to any period prior to or after the term of this Lease and shall reimburse Lessee to the extent required. If Lessee shall fail to pay any such taxes within the time period provided herein, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment following notice thereof from Lessor together with interest at the Interest Rate.

      10.2  Definition of "Real Property Tax".  As used herein, the term "real
            ---------------------------------
property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income, documentary transfer, franchise, gift, capital stock or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, FIRE, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Premises. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (a) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinablve included within the definition of "real property tax," or (b) the nature of which was hereinabove included within the definition of "real property tax," or (c) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (d) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Premises or which is added to a tax or charge hereinbefore imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof. Notwithstanding anything to the contrary in this Paragraph 10.2, during the initial five (5) year term of this Lease only, Lessee shall not be obligated to pay that portion of an increase, if any, in the "real property tax" resulting from a reassessment of the Premises occurring due to a transfer of Lessor's interest in the Premises, or any portion thereof, or a financing, refinancing or other change of ownership in the Premises during the initial five (5) year term of this Lease (provided that Lessee shall remain responsible for the remainder of the "real property tax" including, without limitation, the "real property tax" based on the assessed value of the Premises prior to the transfer, and that portion of the new assessed value following the transfer which is allocable to normal annual increases in the assessed value and/or assessments pending prior to the implementation of the new assessed value).

        10.3 Joint Assessment.  If the Premises are not separately assessed,
             ----------------
Lessee's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be reasonably determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

        10.4  Additional Provisions Regarding Real Property Taxes.  Lessor
              ---------------------------------------------------
shall have the option to pay the real property taxes, and in such case, Lessee shall, as additional rent for the Premises, pay for cost of all real property taxes paid hereunder. If Lessor pays the real property taxes, Lessee shall, within the later of ten (10) days following demand by Lessor or ten (10) days prior to delinquency, reimburse Lessor for the cost of the real property taxes so paid (if an assessment is payable in installments, Lessor shall pay it in the maximum number of installments permitted by the applicable taxing authority, and Lessee shall not be required to reimburse Lessor for any earlier payment of an assessment by Lessor until the date such payment would have been made if Lessor had paid in the maximum number of installments). Lessor shall have the right to contest or appeal any real property taxes or assessments applicable to the Premises and to seek a reduction in the assessed valuation of the Premises (collectively, "Tax Contests"). Any refund of real property taxes resulting from any such Tax Contest shall be applied first to reimburse Lessor for its costs and expenses in connection with the Tax Contest (including, without limitation attorneys' fees and the costs of consultants) and then, out of and to the extent of the balance of such refund, Lessor shall reimburse to Lessee the portion of such reduction attributable to the Premises and the term of this Lease, if previously paid by Lessee. Lessee shall have the right, at any time and at its sole cost and expense, to seek a reduction in the assessed valuation of the Premises or to contest the real property taxes or assessments applicable to the Premises. To prevent delinquency, Lessee shall pay in full to the taxing authority, under protest in the manner provided, however, that (a) if the contesting of the same may be made without the payment thereof and (b) the collection of the same and the sale or forfeiture of the Premises or any part thereof or interest therein, is prevented by such contest, Lessee shall have the right, at its sole cost and expense and upon given written notice to Lessor of its intent, to contest the taxes or assessments without payment of the taxes in full. Lessor shall not be required to join in any proceeding or contest brought by Lessee unless such proceeding or contest must be brought in the name of Lessor or an owner of the Premises. In any proceeding or contest to which Lessor is required to join, Lessee shall bear all actual, documented, reasonable costs of Lessor incurred in connection with such proceeding or contest, including, without limitation, all actual, documented, reasonable attorneys' fees and accountants' fees. Lessee, on final resolution of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all taxes, costs, charges, interest and penalties incident to the decision or judgment.

      10.5  Personal Property Taxes.
            -----------------------

          (a) Lessee shall pay to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

          (b) If any Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within the time periods set forth in Paragraph 10. I or Paragraph 10.4, as applicable, after Lessee's receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.  Utilities.  Lessee shall pay for all water, gas, heat, light, power,
     ---------
telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises.

12.  Assignment and Subletting.
     -------------------------

   12.1 Lessor's Consent Required.  Lessee shall not voluntarily or by operation
        -------------------------
of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber (collectively, a "Transfer") all or any part of Lessee's interest in this Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted Transfer without such consent shall be void, and shall constitute a breach of this Lease. No consent shall be required, but Lessee shall give Lessor thirty (30) days advance written notice of, any Transfer to an entity controlling, controlled by, under common control with, or the product of a merger with, or a consolidation, reorganization or sale of substantially all of the assets of Lessee (an "Affiliate of Lessee").

 12.2 Procedure. If at any time or from time to time during the term of this Lease, Lessee desires to assign or sublet all or any part of Lessee's interest in this Lease or in the Premises other than to an Affiliate of Lessee, Lessee shall give prior written notice to Lessor setting forth the terms of the proposed assignment or subletting and the space so proposed to be assigned or sublet. Such assignment or sublease shall be subject to, without limitation, all the conditions in Paragraph 12 and the following conditions:

          (a) The assignment or sublease shall be on the terms set forth in the notice given to Lessor. Any subsequent changes or modifications will require Lessor's prior written consent, which shall not be unreasonably withheld.

          (b) Lessee acknowledges that Lessor's agreement to lease these Premises to Lessee at the rent and terms stated herein is made in material reliance upon Lessor's evaluation of this particular Lessee's background, experience and ability, as well as the nature of the use of the Premises by this Lessee as set forth in Paragraph 6. In the event that Lessee shall request Lessor's written consent to assign or sublease the Premises as required in Paragraphs 12.1 and 12.2 hereof, then each such request for consent shall be accompanied by the following:

                    (i) Financial statements of the proposed assignee or sublessee;

                    (ii) A statement of the specific uses for which the Premises will be utilized by the proposed assignee or sublessee; and

                    (iii) Preliminary plans prepared by an architect or civil engineer for all alterations to the Premises that are contemplated to be made by Lessee, the proposed assignee or sublessee.

     (c) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises assigned or subleased until an executed counterpart of such assignment or sublease has been delivered to Lessor.

     (d) Fifty percent (50%) (after deduction of actual, documented, reasonable real estate brokerage commissions, advertising costs, attorneys' fees, concessions and tenant improvement costs paid by Lessee) of any sums or other economic consideration received by Lessee as a result of such assignment or subletting (excluding sums paid for Lessee's assets pursuant to bona fide
                                                                ---- ----
allocation not structured to circumvent this Paragraph 12.2(d) whether denominated rentals under the assignment or sublease or otherwise, which exceed, in the aggregate, the total sums which Lessee is obligated to pay Lessor under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such assignment or sublease) shall be payable to Lessor as additional rental under this Lease without affecting or reducing any other obligation of Lessee hereunder. In the event of subletting of only a portion of the Premises, in calculating whether the rent received by Lessee exceeds the rent payable under this Lease, the rent payable under the Lease shall be prorated according to the square .footage involved in order to reflect the rent applicable to the space sublet. This Paragraph 12.2 'd) shall not apply to a Transfer by Lessee to an Affiliate of Lessee.

      12.3  Lessees Other Than Individuals.
            ------------------------------

            (a) If Lessee is a partnership, a transfer of any interest of a general partner, a withdrawal of any general partner from the partnership, or the dissolution of the partnership, ;such that effective control or fifty-one percent (51 %) of the constituent ownership interest is Transferred to other than an Affiliate of Lessee, shall be deemed to be an assignment of this Lease.

        (b) If Lessee is a corporation, unless Lessee is a public corporation whose stock is regularly traded on a national stock exchange, or is regularly traded in the over-the-counter market and quoted on NASDAQ, any sale or other transfer to other than an Affiliate of Lessee of a percentage of capital stock of Lessee which results in a change of controlling persons, shall be deemed to be an assignment of this Lease.

 12.4 No Release of Lessee.  Regardless of Lessor's consent, any subletting or
         ----------
assignment shall not (a) (i) in the case of an assignment, be effective without the express written assumption by such assignee of the obligations of Lessee under this Lease arising from and after the effective date of the assignment,
(ii) in the case of a sublease, be effective unless the sublease is expressly subject to the terms of this Lease, (b) release Lessee of any of Lessee's obligations hereunder or (c) alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof or any default by Lessee. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

  12.5  Assignment to Lessor.  Lessee hereby assigns and transfers to Lessor all
        --------------------
of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided however, that until a default shall occur in the performance of Lessee's obligations under this Lease and such default remains uncured after the expiration of the applicable notice and cure period provided in this Lease, (subject to Lessee being entitled to fifty percent (50%) of any excess consideration after Lessor collects all of its attorneys fees and other costs of collection and enforcement and all amounts then due under this Lease), Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure ' lure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and. directs any such sublessee, upon receipt of a written notice from Lessor stating that an uncured default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

  12.6  Attorney's Fees.   In the event Lessee shall request the consent of
        ----------------
Lessor to any Transfer then Lessee shall pay Lessor's reasonable attorneys' fees incurred in connection therewith, not to exceed $1,500.00 with respect to each requested Transfer.

13.   Defaults: Remedies.
      ------------------

      13.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

        (a) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) days (for Base Rent, or 30 days for any other payment) after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes, such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

        (b) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of 30 days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion. To the extent permitted by law, said thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable unlawful detainer statutes,

        (c) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a " debtor " as defined in 1 1 U.
S. C. I 0 1 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days. Provided, however, in the event that any provision of this Paragraph 13. I (d) is contrary to any applicable law, such provision shall be of no force or effect.

   13.2 Remedies. In the event of a breach of this Lease by Lessee (as defined in Section 13.1 above), Lessor may at its option (but without obligation to do
so), perform such duty or obligation on Lessee's behalf including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor plus interest at the Interest Rate shall be due and payable by Lessee to Lessor within ten (10) days following Lessee's receipt of an invoice therefor. In the event of a breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such breach, Lessor may:

     (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination;
(ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided,; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises and reasonable attorneys' fees. The worth at the time of award of the amount referred to in provisions (I) and (ii) of the prior sentence shall be calculated based on the Interest Rate. The worth at the time of award of the amount referred to in provision (III) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of Award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages.

     (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. Lessee and Lessor agree that the limitations on assignment and subletting which are contained in this Lease are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

     (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of California.

     (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

       13.3 Default by Lessor.  Lessor shall not be in default unless Lessor
            -----------------
fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust encumbering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. Lessee shall have all remedies available at law and equity for Lessor's default except as provided in this Lease; however, any damages or judgments arising out of Lessor's default of its obligations under this Lease shall be satisfied only out of Lessor's interest and estate in the Premises (including all sales, insurance and condemnation proceeds, net of any costs incurred in obtaining such proceeds and subject to the rights of any lender with a security interest in Lessor's interest and estate in the Premises), and Lessor shall have no personal liability beyond such interest and estate with respect to such damages or judgments.

       13.4  Late Charges.  Lessee hereby acknowledges that late payment by
             ------------
Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed encumbering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due and such late payment occurs more than once in a calendar year, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 2% of such overdue amount not so timely paid in each such calendar year. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, not prevent Lessor from exercising any of the other rights and remedies granted hereunder.

14.      Condemnation.     If the Premises or any portion thereof are taken
         -------------
under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the building on the premises, or more than 25% of the land area of the premises which is not occupied by any building, is taken by condemnation, or if so much of the parking areas on the Premises is taken that Lessee's parking is insufficient to comply with applicable law, or if Lessee does not have reasonable access to the Premises as a result of the taking, Lessee may, at Lessee's option, to be exercised in writing only within sixty (60) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within sixty (60) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the building taken bears to the total floor area of the building situated on the Premises. No reduction of rent shall occur if the only area taken is that which does not have a building located thereon except to the extent Lessee's use of or access to the Premises is materially impaired as a result of the taking. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures, removable personal property, goodwill and relocation expenses. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of net severance damages received by Lessor in connection with such condemnation, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay to Lessor any amount received by Lessee from the condemning authority for Lessee's use in completing such repair.

15.  Broker's Commissions.  Lessee and Lessor each represent and warrant to the
     --------------------
other that neither has had any dealings with any person, firm, broker or finder in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Lessee and Lessor do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorneys' fees or liability for compensation, commission or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

16.  Estoppel Certificate, Financial Statements.
     ------------------------------------------

     (a) Lessee shall at any time upon not less than ten (10) days' prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (I) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

          (b) At Lessor's option, Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor,
(ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's rent has been paid in advance. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer of Lessor's interest in the Premises.

          (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such annual audited financial statements of Lessee as have been prepared by Lessee in the ordinary course of business and s may be reasonably required by such lender or purchaser. Such statements shall include the past three years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

          (d) Upon request of Lessee, Lessor shall provide to Lessee an estoppel certificate signed by Lessor, containing the same types of information, and within the same periods of time, as set forth in Paragraph 16(a) above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Lessor to Lessee, rather than from Lessee to Lessor. Any such statement may be conclusively relied upon by a prospective assignee, subtenant or other transferee of Lessee's interest in the Premises.

17.  Lessor's Liability . The term "Lessor" as used herein shall mean only the
     ------------------
owner or owners at the time in question of the fee title or a lessee's interest in a ground lease of the Premises, and in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that (i) the grantee assumes such obligations and (ii) any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

18.  Severability.  The invalidity of any provision of this Lease as determined
     ------------
by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.  Interest on Past-due Obligations.  Except as expressly herein provided, any
     --------------------------------
amount due to Lessor and not paid within ten (10) days after written notice to Lessee that such amount is past due shall bear interest at the Interest Rate from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

20.  Time of Essence.  Time is of the essence.
     ---------------

21.  Additional Rent.  Any monetary obligations of Lessee to Lessor under the
     ---------------
terms of this Lease shall be deemed to be rent.

22.  Incorporation of Prior Agreements Amendments.  This Lease contains all
     --------------------------------------------
agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease and in the Share Purchase Agreement dated December 23, 1995 by and among Graphic Controls Corporation, Dan S. Sandel and certain selling shareholders enumerated therein, Lessee hereby acknowledges that neither Lessor nor any of the Lessor Parties has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises.

23. Notices. Any notice given pursuant to this Lease shall be in writing, shall be personally delivered, delivered by Federal Express or comparable overnight courier, providing written evidence of delivery, or delivered by U.S. registered or certified mail, return receipt requested, postage prepaid and sent to Lessor and Lessee at the following addresses:

 LESSOR:

                         Arital Corporation
                         5007 Van Alden Avenue
                         Tarzana, California 91356
                         Attn: Dan S. Sandel

                With a copy by the same method to:
                         Troop Meisinger Steuber & Pasich, LLP
                         10940 Wilshire Boulevard, Sixth Floor
                         Los Angeles, California  90024-3902
                         Attn:  Robert J. Plotkowski, Esq.

  LESSEE:          At the Premises.

      With a copy by the same method to:

                                Cravath, Swaine & Moore
                                825 Eighth Avenue
                                New York, New York 10019-7475
                                Attn: Martin R. Levine, Esq.

or such other address as either party may from time to time designate as its notice address by notifying the other party thereof. Notice so sent shall be deemed given (a) when personally delivered, or (b) on the first business day following deposit with Federal Express or a comparable overnight courier service providing written evidence of delivery, or (c) five business days following deposit in the United States mail, if notice is sent by registered or certified mail, return receipt requested, postage prepaid. A copy of all notices required or permitted to be given hereunder shall be concurrently transmitted to a party or parties at such addresses as such party may from time to time hereafter designate by notice to the other party.

24.              Waivers.  No waiver by either Lessor or Lessee of any provision
                 -------
hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provision. Lessor's or Lessee's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of such party's consent to or approval of any subsequent act by the other party. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25.              No Recording.  Lessee shall not record this Lease.  If Lessee
                 ------------
desires to record a memorandum or short form of this Lease, Lessor shall execute, acknowledge and deliver such instrument to Lessee, provided that: (i) the form of such instrument shall be subject to Lessor's consent; (ii) Lessee shall execute, acknowledge and deliver to Lessor, concurrently with Lessee's submittal of instrument to Lessor for execution and acknowledgment, a quitclaim deed or memorandum of Lease expiration, which Lessor may record following the expiration of the term of this Lease; and (iii) the costs of recording such memorandum or short form shall be borne by Lessee.

26.  Holding Over.  If Lessee remains in possession of the Premises or any part
     ------------
     thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, except that the monthly Base Rent shall be 125 % of the Base Rent payable in the last month of the Lease term, and all other additional rent and other payments provided for in this Lease shall be payable by Lessee for the period of such occupancy, but all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy. If Lessee fails to surrender the Premises or any part thereof after the expiration of the term thereof, Lessee shall indemnify, protect, defend and hold Lessor harmless from all loss of liability, including without limitation any claim made by any succeeding lessee, resulting from such failure to surrender.

27.  Cumulative Remedies.  No remedy or election hereunder shall be deemed
     ----------
     exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.  Binding Effect, Choice of Law.  Subject to any provisions hereof
     -------------------------
     restricting assignment or subletting by Lessee and subject to the provisions of Paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State wherein the Premises are located.

29.   Subordination
      --------------

     (a) This lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof (collectively, an "Instrument"), provided that, as a condition precedent to such subordination to any Instrument executed after the Effective Date, the ground lessee, mortgagee or beneficiary thereunder agrees in a writing delivered to Lessee that Lessee's right to quiet possession of the Premises shall not be disturbed so long as Lessee is not in default continuing uncured beyond the expiration of any applicable grace period, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of such mortgage, deed of trust or ground lease or the date of recording thereof.

     (b) Lessee agrees to execute any documents reasonably required to effectuate an attornment, a subordination or to make this Lessee prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents within 10 business days after written demand shall constitute a material default by Lessee hereunder.

 30. Signs. Lessee shall not place or alter any sign upon the Premises without Lessor's prior written consent, which shall not be unreasonably withheld, subject to the provisions of Paragraph 7.5 of this Lease. No consent shall be required, but Lessee shall give Lessor written notice of, any alteration of a sign located upon the Premises which alteration consists solely of a change of name wherein the new entity named is an Affiliate of Lessee.

 31. Merger.  The voluntary or other surrender of this Lease by Lessee, or a
     ------
mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor but subject to Paragraph 12, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

 32. Ouiet Possession.  Upon Lessee paying the rent for the Premises and
     ----------------
observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease, and all easements, covenants, conditions and restrictions of record other than any mortgages of record as of the Effective Date.

 33. Entry by Lessor.  Lessor and Lessor's agents shall have the right to enter
     ---------------
the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon prior reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as required under this Lease or applicable Laws. Lessor may at any time place on or about the Premises or building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Lease" signs.

 34. Security Measures.  Lessee hereby acknowledges that the rental payable to
     -----------------
Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees from acts of third parties.

Easements.  Lessor reserves to itself the right, from time to time, to grant
---------
        such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of or access to the Premises or the parking areas by Lessee, increase the amounts payable by Lessee under this Lease, or unreasonably increase Lessee's obligations or unreasonably impair Lessee's rights under this Lease. Lessee shall sign any of the aforementioned documents within thirty (30) days following request of Lessor.
36.     Performance Under Protest. If at any time of dispute shall arise as to
        -------------------------
        any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

 37. Cashiers Checks.  In the event that any check given to Lessor by Lessee
     --------
shall not be honored by the bank upon which it is drawn on two or more occasions, then Lessor, at its option may require all future payments to be made by Lessee under this Lease to be made by cashier's checks.

38. Amendments to Lease.  Lessee agrees to make any non-monetary modifications
    -------------------
to this Lease that may be required by an institutional mortgagee of Lessor provided that such changes do not unreasonably increase Lessee's obligations or unreasonably impair Lessee's rights under this Lease.

39. Storage Tanks
    -------------

        (a) Notwithstanding anything to the contrary in Paragraph 7.5 hereof, Lessee shall not after the Effective Date install underground storage tanks of any size or shape in the Premises, without the consent of the Lessor. If Lessor elects to grant its consent, Lessor shall have the right to condition its consent upon Lessee agreeing to give to Lessor such assurances that Lessor reasonably deems necessary to protect itself against potential problems concerning the installation, use, removal and contamination of the Premises as a result of the installation and/or use of such tank. Lessee shall comply at its expense with all applicable permit and/or registration requirements and repair any damage caused by the installation, maintenance or removal of such tank. Upon termination of the Lease, Lessee shall, at its sole cost and expense, remove any tank from the Premises, remove and replace any soil or materials contaminated due to Lessee's use of such tank installed by Lessee after the Effective Date (and compact or treat the same as then required by law), repair any damage or change to the Premises caused by said installation and/or removal, and obtain a closure permit or release from any regulatory authorities with respect to the removal of such tank. Nothing contained herein shall be construed to diminish or reduce Lessee's or Lessor's obligations under Paragraph 40.

        (b) Lessor shall have the right to employ experts and/or consultants, at Lessee's expense, to advise Lessor with respect to the installation, operation, monitoring, maintenance and removal and restoration of any tank installed or operated by Lessee following the Effective Date.

 40. Lessee's Covenants Regarding Hazardous Materials.
     ------------------------------------------------

       40.1 Lessor's Prior Consent.  Notwithstanding anything contained in this
            ----------------------
Lease to the contrary, Lessee shall not cause or permit any "Hazardous Materials" (as defined below) to be brought upon, kept, stored, discharged, released or used in, under or about the Premises by Lessee, its agents, employees, contractors, subcontractors, licensees or invitees after the Effective Date, unless (a) such Hazardous Materials are reasonably necessary to Lessee's business and will be handled, used ', kept, stored and disposed of in a manner which complies with all "Hazardous Materials Laws" (as defined below);
(b) Lessee complies with such other reasonable rules or requirements as Lessor may from time to time impose, including without limitation that such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use and disposal, (c) notice of and a copy of the current material safety data sheet is provided to Lessor for each such Hazardous Material except for ordinary office supplies in reasonable amounts.

        40.2  Compliance with Hazardous Materials Laws. As used herein, the term
              ----------------------------------------
"Hazardous Materials" means any (a) oil, petroleum, petroleum products, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (I) pose a health or safety hazard to the Premises or to persons on or about the Premises or (ii) cause the Premises to be in violation of any Hazardous Materials Laws (as hereinafter defined); (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels polychlorinated biphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of "hazardous substances," hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S. C. 9601, et @.; the Resources
                                                     --
Conservation Recovery Act, 42 U.S.C.  6901, et M.; the Hazardous Materials
                                            --
Transportation Act, as amended, 49 U.S. C.  180 1, et 1Q.; the Federal Water
                                                   --
Pollution Control Act, as amended, 33 U.S. C.  125 1, et M.; Sections 25115,
                                                      --
25117, 25122.7, 25140, 25249.8, 25281, 25316 and 25501 of the California Health
and Safety Code; and Article 9 or Article II of Title 22 of the California Code of Regulations, Division 4, Chapter 20; (d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises, or any other Person coming upon the Premises or adjacent property; and (e) other chemical, materials or substance which may or could pose a hazard to the environment. As used herein the term "Hazardous Materials Laws " means any applicable federal, state or local laws, ordinances, regulations or policies relating to the environment, health and safety, and Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the Premises, including, without limitation, soil, groundwater and indoor and ambient air conditions. Lessee shall at all times and in all respects comply with all Hazardous Materials Laws, excluding (x) remediation, treatment or removal of Hazardous Materials present on the Premises prior to the Effective Date in violation of Hazardous Materials Laws; and (y) remediation, treatment or removal of Hazardous Materials used, handled, produced, disposed, discharged or stored by Lessor or any Lessor Parties on the Premises following the Effective Date.

        40.3  Hazardous Materials Removal.  Upon expiration or within a
             ---------------------------
reasonable time after earlier termination of this Lease, Lessee shall, at Lessee's sole cost and expense, cause all Hazardous Materials, except such as are of generic usefulness (i.e., propane tanks) and do not pose an immediate health hazard, brought on the Premises by Lessee or any Lessee Parties to be removed from the Premises in compliance with all applicable Hazardous Materials Laws. If Lessee or its employees, agents, or contractors violates the provisions of the foregoing two paragraphs, or if Lessee's or any Lessee Parties' acts, negligence, or business operations contaminate the Premises, then Lessee shall promptly, at Lessee's expense, take all investigatory and/or remedial action (collectively, the "Remediation") that is necessary in order to clean up, remove and dispose of such Hazardous Materials causing the violation on the Premises or the underlying groundwater or the properties adjacent to the Premises to the extent such contamination was caused by Lessee or any Lessee Parties, in compliance with all applicable Hazardous Materials Laws. Lessee shall further repair any damage to the Premises caused by such Hazardous Materials contamination. Lessee shall provide prior written notice to Lessor of such Remediation, and Lessee shall commence such Remediation no later than thirty (30) days after such notice to Lessor and diligently and continuously complete such Remediation. Such written notice shall also include Lessee's method, time and procedure for such Remediation and Lessor shall have the right to require reasonable changes in such method, time or procedure of the Remediation consistent with Hazardous Materials Laws and the requirements of any governmental authority. Lessee shall not take any Remediation in response to the presence of any Hazardous Materials in or about the Premises or enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises, without FIRST notifying Lessor of Lessee's intention to do so and affording Lessor ample opportunity to appear, intervene or otherwise appropriately assert and protect Lessor's interests with respect thereto.

        40.4 Notices. Lessee and Lessor shall each notify the other in writing within seventy two (72) hours of actual notice of: (a) any enforcement, cleanup, removal or other governmental or regulatory action threatened, instituted, or completed pursuant to any Hazardous Materials Laws with respect to the Premises;
(b) any claim, demand, or complaint made or threatened by any person against Lessee or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials; and (c) any reports made to any governmental authority arising out of any Hazardous Materials on or removed from the Premises. Lessor shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any Hazardous Materials Laws.

        40.5  Indemnification and Survival.  Lessee shall indemnify, protect,
              ----------------------------
defend and forever hold Lessor and the Lessor Parties harmless from any and all damages, losses, expenses, liabilities, obligations and costs (excluding lost profits but including diminution in the value of the Premises) arising out of
(a) any failure of Lessee to observe the foregoing covenants in the Paragraphs relating to storage tanks and Hazardous Materials as set forth above; and (b) any use, handling, production, disposal, discharge or storage of Hazardous Materials by Lessee or any Lessee Parties on the Premises or in connection with Lessee's use thereof following the Effective Date. Subject to the terms of Paragraph 13.3 of this Lease, Lessor shall indemnify, protect, defend and forever hold Lessee and the Lessee Parties harmless from any and all damages, losses, expenses, liabilities, obligations and costs (excluding consequential damages or lost profits) arising out of (x) Hazardous Materials present on the Premises prior to the Effective Date in violation of Hazardous Materials Laws; and (y) Hazardous Materials used, handled, produced, disposed, discharged or stored by Lessor on the Premises following the Effective Date. The terms of this Paragraph shall survive the expiration or termination of this Lease.

        40.6  Hazardous Materials Caused by Third Parties.  In the event that
              -------------------------------------------
Hazardous Materials shall be deposited or shall migrate onto the Premises during the term of this Lease and the same shall not be the result of any acts or omissions of Lessee or any Lessee Parties or Lessor or any Lessor Parties ("Third Party Contamination"), and either Lessor or Lessee shall be notified by a government authority (a "Governmental Notice") that the Hazardous Materials are required under applicable Environmental Laws to be removed, remediated, encapsulated, treated or disposed of prior to the expiration of the term of this Lease, Lessor shall be responsible for complying with such requirements and nothing contained in this Lease shall be construed to impose any such requirements upon Lessee. In order to comply with such requirements, Lessor may enter upon the Premises and may take such actions and make such modifications to the Premises as Lessor shall deem necessary or appropriate under the circumstances or shall be required under applicable Laws, subject to Lessee's right to rent abatement and/or termination of this Lease pursuant to the terms of Paragraph 8(k). Unless Lessor terminates this Lease as provided in the last sentence of this Paragraph 40.6, Lessor shall indemnify Lessee and the Lessee Parties for any and all costs, expenses and obligations (excluding consequential damages, loss profits, attorneys' fees and costs of defense) of removing, remediating, encapsulating, treating or disposing of the Third Party Contamination. Notwithstanding anything to the contrary in this Paragraph 40.6 if (a) the cost to Lessor of removing, remediating, encapsulating, treating or disposing of Third Party Contamination would, in Lessor's reasonable judgment, exceed twelve (12) months' Base Rent at the rate in effect as of the date of the Governmental Notice (unless Lessee delivers to Lessor the excess funds, to be used for the work), or (b) Lessor reasonably determines that the time required to comply with the Governmental Notice (including, without limitation, restoration of any damage to improvements on the Premises and resumption of full payment of rental by Lessee) would exceed 12 monthsfollowingthedateoftheGovermnentalNotice,Lessormayterminatethis Lease and in the event of such termination Lessor's duty to indemnify Lessee for Third Party Contamination shall not apply and Lessee's duty to vacate the Premises shall be as provided in Paragraph 9.9.

41.  Interest Rate.  As used in this Lease, the term "Interest Rate" means the
     -------------
Lesser of (a) the "Prime Rate" or "Reference Rate" announced from time to time by Bank of America NT&SA, (or in the event Bank of America NT&SA shall cease to publish a "Prime Rate" or "Reference Rate, " such comparable national banking institution as Lessor shall select), plus two percent (2 %) or (b) the maximum rate permitted by law.

42.  Consents.  Unless a provision of this Lease specifically provides for a
     --------
contrary standard, whenever in this Lease the consent or approval of Lessor or Lessee is required, such consent or approval shall not be unreasonably withheld. If Lessor does not respond to a request for its consent within fifteen (15) days following Lessor's receipt of the request any items Lessee is obligated under this Lease to furnish in connection with such consent, Lessee may, at its option, elect to give Lessor an additional notice that Lessor's consent is deemed granted, and if Lessor does not expressly withhold its consent within five (5) days following such additional notice, Lessor's consent shall be deemed granted. Unless a contrary standard or right is set forth in this Lease, whenever Lessor or Lessee is granted a right to take action, exercise discretion, or make an allocation, judgment or other determination, Lessor or Lessee shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated lessee and a sophisticated lessor concerning the benefits to be enjoyed under this Lease. The restrictions on Lessor contained in this Paragraph 42 shall not apply with respect to matters which could possibly have a material adverse effect on the structural integrity 3f a building on the Premises, the plumbing, heating, mechanical, life-safety, ventilating, air-conditioning or electrical systems, or which involve a penetration of the roof of a building on .-he Premises, use of Hazardous Materials, or which could adversely affect the exterior appearance of a building on the Premises; with respect to such matters Lessor's duty shall be ,o act IN good faith and in compliance with the terms of this Lease.

43.  Force Majeure.  In the event a party to this Lease is unable to fulfill any
     -------------
of its Obligations under this Lease, or to supply, or is delayed in supplying any service expressly or impliedly to be furnished, or is unable to make, or is delayed in making, any improvements, repairs, additions, alterations or decoration, or is unable to supply or is delayed in supplying any -equipment or fixtures, if such party is so prevented or delayed only by reason of strike, lockout or labor dispute, lack or failure of sources of supply of fuel and materials, due to reasons beyond the reasonable control of such party, including without limitation, national emergency, any law or governmental rule, order or regulation, war, civil commotion, riot, interference by civil or military authorities, fire or other casualty, or act of God (all of the foregoing causes being hereinafter individually and collectively referred to as events of "Force Majeure") then such party's failure to perform shall not constitute a default unless and until the event(s) of Force Majeure preventing such party's performance shall be abated. Any cure period provided for in this Lease shall be extended by a number of days equal to the number of days during which the event of Force Majeure shall continue, except as otherwise specifically set forth herein. The provisions of this Paragraph 43 shall not apply to any monetary obligations of Lessee under the Lease and shall not limit Lessor's rights or remedies in the event that Lessee shall fail to perform such obligations. Time is of the essence with respect to Lessee's monetary obligations under this Lease.


                              "LESSOR":

                         ARITAL CORPORATION

                              a California corporation


                              By:
                                 --------------------------------------

                                              Its: President and secretary
                                                   -----------------------



                              By:
                                 --------------------------------------

                                               Its:
                                           ---------------------

                              "LESSEE":

                              DEVON INDUSTRIES, INC.
                              a California corporation



                              By:
                                 --------------------------------------

                                              Its:
                                           -------------------


                              By:
                                 --------------------------------------

                                              Its:
                                           --------------------

                                   EXHIBIT A


PARCEL 2:

THE WEST 400.00 FEET OF LOT I AND THE WEST 400.00 FEET OF THE NORTH 155.00 FEET OF LOT 2 OF TRACT 25887, IN THE CITY OF LOS ANGELES, AS PER MAP RECORDED IN BOOK 664 PAGE 73 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THE NORTH 150 FEET OF SAID LOT 1.